As filed with the Securities and Exchange Commission on March 2, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SHAW COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada (Province or Other Jurisdiction of Incorporation or Organization)	4841 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)
SUITE 900 630-3RD AVENUE S.W.
CALGARY, ALBERTA
CANADA T2P 4L4
(403) 750-4500
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
CT CORPORATION SYSTEM
111 EIGHTH AVENUE, 13TH FLOOR
NEW YORK, NY 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service in the United States)
Copies to:

Steve Wilson Shaw Communications Inc. Suite 900 630-3rd Avenue S.W. Calgary, Alberta Canada T2P 4L4 (403) 750-4500	Jeffrey R. Kesselman, Esq. Sherman & Howard L.L.C. 633 Seventeenth Street Suite 3000 Denver, Colorado 80202 (303) 297-2900	John E. P. Reynolds, Esq. Fraser Milner Casgrain LLP 237-4th Avenue S.W. Suite 3000 Calgary, Alberta Canada T2P 4X7 (403) 268-7000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.
PROVINCE OF ALBERTA, CANADA
(Principal Jurisdiction Regulating This Offering)
It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on at (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on at (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on .
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑

CALCULATION OF REGISTRATION FEE

Title of each class	Amount	Proposed maximum aggregate	Amount of
of securities to be registered	to be registered (1)	offering price (2) (3)	registration fee
Debt Securities
Class B Non-Voting Participating Shares
Class 1 Preferred Shares
Class 2 Preferred Shares
Warrants
Share Purchase Contracts
Units
Total	$1,991,079,962	$1,991,079,962	$78,250

(1)	There are being registered under this registration statement such indeterminate number of Debt Securities, Class B Non-Voting Participating Shares, Class 1 Preferred Shares, Class 2 Preferred Shares, Warrants, Share Purchase Contracts and Units of the Registrant as shall have an aggregate initial offering price of Cdn$2,500,000,000. There are also being registered hereunder an indeterminate number of Class B Non-Voting Participating Shares as may be issuable upon exercise, conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, exercisable, convertible or exchangeable for Class B Non-Voting Participating Shares. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	The proposed maximum offering price of Cdn$2,500,000,000 has been converted to U.S. dollars based on the noon rate of exchange on February 25, 2009, as reported by the Bank of Canada, for conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals US$0.7964.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I
INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to completion, dated March 2, 2009

Shaw Communications Inc.
$2.5 Billion
Debt Securities
Class B Non-Voting Participating Shares
Class 1 Preferred Shares
Class 2 Preferred Shares
Warrants
Share Purchase Contracts
Units

Shaw Communications Inc. (“Shaw” or the “Corporation”) may offer and issue from time to time, debt securities (“Debt Securities”), Class B Non-Voting Participating Shares, Class 1 Preferred Shares, Class 2 Preferred Shares (collectively, “Equity Securities”), warrants to purchase Equity Securities or Debt Securities (“Warrants”), share purchase contracts (“Share Purchase Contracts”) and units (“Units” and, together with the Debt Securities, Equity Securities, Warrants and Share Purchase Contracts, “Securities”) of up to $2.5 billion aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies) during the 25 month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”), is valid. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, terms for redemption or retraction (if any), exchange or conversion terms (if any), whether the debt is senior or subordinated, and any other terms specific to the Debt Securities being offered; (ii) in the case of Equity Securities, the designation of the particular class and series, the number of shares offered, the offering price, dividend rate (if any), and any other terms specific to the Equity Securities being offered; (iii) in the case of Warrants, the offering price, designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, and any other terms specific to the Warrants being offered; (iv) in the case of Share Purchase Contracts, the number of Share Purchase Contracts offered, the offering price, and any other terms specific to the Share Purchase Contracts being offered; and (v) in the case of Units, the number of Units offered, the offering price, the Securities comprising the Units, and any other terms specific to the Units being offered.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. For the purpose of calculating the Canadian dollar equivalent of the aggregate principal amount of Securities issued under this Prospectus from time to time, Debt Securities denominated in, and other Securities denominated or issued in, a currency (the “Securities Currency”) other than Canadian dollars will be translated into Canadian dollars at the date of issue of such Securities using the spot wholesale transactions buying rate of the Bank of Canada for the purchase of Canadian dollars with the Securities Currency in effect as of noon (Toronto time) on the date of issue of such Securities.

Shaw’s Class B Non-Voting Participating Shares are listed on the Toronto Stock Exchange under the symbol SJR.B and the New York Stock Exchange under the symbol SJR. There is currently no market through which the Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares, Warrants, Share Purchase Contracts and Units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See “Risk Factors”.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence in the United States.

Offerings of Securities hereunder are made by Shaw, a foreign private issuer, which is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Shaw has prepared the financial statements incorporated herein by reference in accordance with Canadian generally accepted accounting principles, and they are subject to Canadian auditing and auditor independence standards. Thus, they may not be comparable to the financial statements of United States companies.

Prospective investors should be aware that the purchase of Securities may have tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. Investors should consult with their own tax advisors and read the tax discussion in this Prospectus and any applicable Prospectus Supplement.

Enforcement of civil liabilities under United States federal securities laws may be affected adversely by the fact that Shaw is incorporated in Alberta, Canada, most of its officers and directors and most of the experts named in this Prospectus are residents of Canada, and all or a substantial portion of the assets of Shaw and said persons are located in Canada or other jurisdictions outside the United States.

Shaw may offer and sell Securities to or through underwriters or dealers purchasing as principals and also may offer and sell certain Securities directly to other purchasers or through agents. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by Shaw in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to Shaw and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

The offering is subject to approval of certain legal matters on behalf of the Corporation by Fraser Milner Casgrain LLP, Calgary, Alberta and Sherman & Howard LLC, Denver, Colorado. No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Shaw’s head and registered office is at Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta, T2P 4L4.

ABOUT THIS PROSPECTUS

In this Prospectus, unless otherwise specified or the context otherwise requires, references to “Shaw”, the “Corporation”, “us”, “we” or “our” mean Shaw Communications Inc. and its consolidated subsidiaries. Unless otherwise specified, all dollar amounts contained herein are expressed in Canadian dollars, and references to “dollars”, “Cdn$” or “$” are to Canadian dollars and all references to “US$” are to United States dollars. All financial information included and incorporated by reference in this Prospectus is determined using generally accepted accounting principles in Canada (“Canadian GAAP”). “U.S. GAAP” means generally accepted accounting principles in the United States.

This Prospectus is part of a registration statement on Form F-10 (“U.S. Registration Statement”) relating to our Securities that we filed with the United States Securities and Exchange Commission (“SEC”). Under the U.S. Registration Statement, we may, from time to time, sell the Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $2.5 billion. This Prospectus, which constitutes part of the U.S. Registration Statement, provides you with a general description of the Securities that we may offer. Each time we sell Securities under the U.S. Registration Statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Where You Can Find More Information”. This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. U.S. persons should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to Shaw and the Securities.

Shaw prepares its consolidated financial statements in accordance with Canadian GAAP, which may differ from U.S. GAAP. Therefore, the consolidated financial statements of Shaw incorporated by reference in this Prospectus, in any applicable Prospectus Supplement and in the documents incorporated by reference in this Prospectus or in any applicable Prospectus Supplement may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to the notes to our audited consolidated financial statements, as well as exhibits to the U.S. Registration Statement, for a discussion of the principal differences between our financial results calculated under Canadian GAAP and U.S. GAAP.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Shaw Communications Inc., Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta, T2P 4L4 (telephone (403) 750-4500) or by accessing the Corporation’s disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) which may be accessed at www.sedar.com.

In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, Shaw is subject to certain of the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, some reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, Shaw is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Shaw’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, Shaw is not required to publish financial statements as promptly as U.S. companies. You may read any document Shaw furnishes to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street N.E., Washington D.C. 20549 by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. As well, a free copy of any public document filed by Shaw with the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system is available from the SEC’s website at www.sec.gov.

Under the short form prospectus system adopted by the securities commissions and other regulatory authorities in each of the provinces of Canada and under the multijurisdictional disclosure system adopted by the United States and Canada, we are permitted to incorporate by reference the information we file with securities commissions in Canada, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. The following documents were filed with the securities commission or other similar authority in each of the provinces of Canada and are specifically incorporated by reference in, and form an integral part of, this Prospectus.

(a)	the annual information form of Shaw dated November 25, 2008;

(b)	the audited consolidated balance sheets of Shaw as at August 31, 2008 and 2007 and the statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon;

(c)	management’s discussion and analysis of the financial condition and operations of Shaw with respect to the year ended August 31, 2008;

(d)	the unaudited consolidated balance sheet of Shaw as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007;

(e)	management’s discussion and analysis of the financial condition and operations of Shaw with respect to the three months ended November 30, 2008;

(f)	the management proxy information circular dated November 25, 2008 relating to the annual general meeting of shareholders of the Corporation held on January 15, 2009; and

(g)	reconciliation of Canadian GAAP and U.S. GAAP for the audited consolidated balance sheets of Shaw as at August 31, 2008 and 2007 and the statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon; and

(h)	reconciliation of Canadian GAAP and U.S. GAAP (unaudited) for the unaudited consolidated balance sheet of Shaw as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007.

Any documents of the type referred to in the preceding paragraph, or similar material, including all annual information forms, all information circulars, all financial statements and management’s discussion and analysis relating thereto, all material change reports (excluding confidential material change reports, if any), all business acquisition reports, all updated earnings coverage ratio information, as well as all Prospectus Supplements disclosing additional or updated information, filed by Shaw with securities commissions or similar authorities in the relevant provinces of Canada subsequent to the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus. Shaw also incorporates by reference all future annual reports and any other information Shaw files with the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act, if and to the extent expressly provided in such filings, until Shaw sells all of the Securities.

A Prospectus Supplement containing the specific variable terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this Prospectus.

Upon a new annual information form and related annual financial statements being filed with and, where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, annual financial statements and all interim financial statements, material change reports and management proxy circulars filed prior to the commencement of the then current fiscal year will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the U.S. Registration Statement of which this Prospectus forms a part. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law.

FORWARD LOOKING STATEMENTS

Certain statements included and incorporated by reference herein may constitute “forward-looking statements” within the meaning of applicable securities laws, including the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words “anticipate”, “believe”, “expect”, “plan”, “intend”, “estimate”, “target”, “guideline”, “goal” and other similar expressions generally identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), financial guidance for future performance, business strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of Shaw’s business and operations, plans and references to Shaw’s future success. These forward-looking statements are based on certain assumptions and analyses made by Shaw in light of Shaw’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors Shaw believes are appropriate in the circumstances. These assumptions include but are not limited to general economic and industry growth rates, currency exchange rates, technology deployment, content and equipment costs, and industry structure and stability.

However, Shaw cannot guarantee future results, levels of activity, performance or achievements and actual events or results may differ materially. Many factors, including those not within Shaw’s control, could cause Shaw’s actual results performance or achievements to be materially different from the views expressed or implied by such forward-looking statements, including, but not limited to:

•	general economic, market or business conditions and industry trends;

•	opportunities (or lack thereof) that may be presented to and pursued by Shaw;

•	Shaw’s ability to execute its strategic plans;

•	changes in the competitive environment in the markets in which Shaw operates and from the development of new markets for emerging technologies;

•	changing conditions in the entertainment, information and communications industries;

•	changes in laws, regulations and decisions by regulators that affect Shaw or the markets in which it operates in both Canada and the United States;

•	Shaw’s status as a holding company with separate operating subsidiaries;

•	risks associated with the economic, political and regulatory policies of local governments and laws and policies of Canada and the United States;

•	other risks and uncertainties described from time to time in Shaw’s reports and filings with Canadian and U.S. securities regulatory authorities; and

•	additional risks described below in “Risk Factors”.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, Shaw’s actual results, performance or achievements may vary materially from those described herein. Consequently, all of the forward-looking statements made in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein or therein are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Shaw will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Shaw.

You should not place undue reliance on any such forward-looking statements. The Corporation utilizes forward-looking statements in assessing its performance. Certain investors, analysts and others, utilize the Corporation’s financial guidance and other forward-looking information in order to assess the Corporation’s expected operational and financial performance and as an indicator of its ability to service debt and return cash to shareholders. The Corporation’s financial guidance may not be appropriate for other purposes.

The forward-looking statements (and such risks, uncertainties and other factors) contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are made only as of the date of such document and Shaw expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any of the forward-looking statements contained herein to reflect any change in expectations with regard to those statements or any other change in events, conditions or circumstances on which any such statement is based, except as required by law. New factors affecting Shaw emerge from time to time, and it is not possible for Shaw to predict what factors will arise or when. In addition, Shaw cannot assess the impact of each factor on its business or the extent to which any particular factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

BUSINESS OF THE CORPORATION

Introduction

Shaw (together with its subsidiaries) is a diversified communications company whose core business is providing broadband cable television, High-Speed, Internet, Digital Phone, telecommunications services (through Shaw Business Solutions) and satellite direct-to-home services (through Star Choice) to approximately 3.4 million customers as of August 31, 2008. Shaw provides customers with high quality entertainment, information and communications services, utilizing a variety of distribution technologies. Shaw’s total revenue for the years ended August 31, 2008 and 2007, was approximately $3.1 billion and $2.8 billion, respectively. As at August 31, 2008, Shaw had assets of approximately $8.4 billion. Shaw’s executive offices are at Suite 900, 630 – 3rd Avenue S.W., Calgary, Alberta, Canada, T2P 4L4; telephone number (403) 750-4500.

For further information relating to the business of Shaw, please refer to Shaw’s annual information form incorporated by reference into this Prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an applicable Prospectus Supplement, we currently intend to use the net proceeds we receive from the sale of Securities for debt repayment, for working capital and for general corporate purposes. Specific information about the amount of net proceeds to be used for any such purpose will be set forth in the applicable Prospectus Supplement. We may, from time to time, issue debt instruments, incur additional indebtedness or issue equity or other securities other than pursuant to this Prospectus.

EARNINGS COVERAGE

The following earnings coverage ratios have been calculated for the twelve month periods ended August 31, 2008 and November 30, 2008, and reflect the issuance of all of our long-term debt and repayment or redemption thereof as of those dates. These earnings coverage ratios do not give effect to the issuance of Debt Securities (including Debt Securities purchasable on exercise of Warrants or included in Units) that may be issued pursuant to this Prospectus and any Prospectus Supplement, and do not purport to be indicative of earnings coverage ratios for any future periods.

	Twelve months ended	Twelve months ended
	November 30, 2008	August 31, 2008

Ratio of earnings to interest(1)	4.05	3.98

Note:

(1)	Earnings are net income before the deduction of interest on long-term debt and income taxes.

If Shaw offers Debt Securities having a term to maturity in excess of one year under this Prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any Debt Securities.

Debt Securities may be issued under a trust indenture (the “Trust Indenture”) dated February 26, 2007 and entered into between the Corporation and Computershare Trust Company of Canada, as trustee (the “Trustee”). Debt Securities may also be issued under any other indentures between Shaw and a trustee or trustees as may be described in a Prospectus Supplement for such Debt Securities. The following is a summary only of certain provisions of the Trust Indenture. For more information, please refer to the text of the Trust Indenture, a copy of which has been filed by Shaw with the securities commission or similar regulatory authority in each of the provinces of Canada and is available electronically at www.sedar.com. For the purposes of this summary only, the term “Corporation” refers to Shaw Communications Inc. and not to any of its subsidiaries. Other capitalized terms are as defined in the Trust Indenture (unless otherwise defined herein). Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

General

The Trust Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. Specific terms and conditions which apply to such series will be set out in a supplement to the Trust Indenture. The Debt Securities will be direct, unconditional and, unless otherwise indicated in the relevant Prospectus Supplement, unsecured obligations of the Corporation. The Trust Indenture does not limit the aggregate principal amount of Debt Securities (which may include debentures, notes and other evidences of indebtedness) which may be issued thereunder, and Debt Securities may be denominated and payable in foreign currencies. The Trust Indenture also permits Shaw to increase the principal amount of any series of Debt Securities previously issued and to issue up to that increased principal amount.

The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the terms of such Debt Securities, including, where applicable:

(i)	the specific designation, aggregate principal amount and denominations of such Debt Securities;

(ii)	the price at which such Debt Securities will be issued or whether such Debt Securities will be issued on a non-fixed price basis;

(iii)	the date or dates on which such Debt Securities will mature and the portion (if less than all of the principal amount) of such Debt Securities to be payable upon declaration of an acceleration of maturity;

(iv)	the currency or currencies in which such Debt Securities are being sold and in which the principal of (and premium, if any), and interest, if any, on, such Debt Securities will be payable, whether the Holder of any such Debt Securities or the Corporation may elect the currency in which payments thereon are to be made and, if so, the manner of such election;

(v)	whether such Debt Securities are interest bearing and, in the case of interest bearing Debt Securities, the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any;

(vi)	the date from which interest, if any, on such Debt Securities, whether payable in cash, in kind, or in shares, will accrue, the date or dates on which such interest will be payable and the date on which payment of such interest will commence;

(vii)	the dates on which and the price or prices at which such Debt Securities will, pursuant to any required repayment provisions, or may, pursuant to any repurchase or redemption provisions, be repurchased, redeemed or repaid and the other terms and provisions of any such optional repurchase or redemption or required repayment;

(viii)	any special provisions for the payment of additional interest with respect to such Debt Securities;

(ix)	any additional covenants included for the benefit of Holders of such Debt Securities;

(x)	the general terms or provisions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(xi)	any additional events of default provided with respect to such Debt Securities;

(xii)	any exchange on which such Debt Securities will be listed;

(xiii)	terms for any conversion or exchange of such Debt Securities into other securities;

(xiv)	the extent and manner, if any, to which payment on or in respect of such Debt Securities will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Corporation;

(xv)	whether such Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of such Debt Securities in bearer form and as to exchanges between registered and bearer form;

(xvi)	whether such Debt Securities will be issuable in the form of one or more registered global debt securities (“Registered Global Debt Securities”) and, if so, the identity of the Depository for those Registered Global Debt Securities;

(xvii)	any index pursuant to which the amount of payments of principal of and any premium and interest on such Debt Securities will or may be determined;

(xvii)	any special tax implications of or any special tax provision, or indemnities relating to such Debt Securities; and

(xviii)	any other material terms of such Debt Securities.

Unless otherwise indicated in the applicable Prospectus Supplement, the Trust Indenture does not afford the Holders the right to tender Debt Securities to Shaw for repurchase, or provide for any increase in the rate or rates of interest per annum at which the Debt Securities will bear interest.

Payment

Unless otherwise specified in the applicable Prospectus Supplement, payment of principal of (and premium, if any) on Debt Securities will be made in the designated currency against surrender of such Debt Securities at the office of the Trustee in Calgary, Alberta. Unless otherwise indicated in the Prospectus Supplement related thereto, payment of any instalment of interest on Debt Securities will be made to the Person in whose name such Debt Security is registered immediately prior to the close of business on the record date for such interest by electronic funds transfer.

Certain Covenants

The Trust Indenture contains among others, the following covenants:

Limitation on Liens

So long as any Debt Securities are outstanding, the Corporation will not, and will not permit any Subsidiary of the Corporation to, create, incur or assume any Lien securing any indebtedness for borrowed money or interest thereon of the Corporation or such Subsidiary (or any liability of the Corporation or such Subsidiary under any guarantee or endorsement or other instrument under which the Corporation or such Subsidiary is contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Subsidiary to secure, indebtedness under the Trust Indenture so that the Debt Securities are secured equally and ratably with or prior to such other indebtedness or liability for so long as such other indebtedness or liability remains secured.

“Permitted Liens” of any Person at any particular time means:

(i)	Liens existing on the date of the Trust Indenture;

(ii)	any lien in favour of a Governmental Authority in connection with the operations of such Person or any Subsidiary of such Person and not in respect of the financing thereof;

(iii)	Liens in favour of such Person or a Wholly-Owned Subsidiary of such Person (but only so long as it is a Wholly-Owned Subsidiary of such Person);

(iv)	Liens in respect of Purchase Money Obligations;

(v)	Liens on property or assets existing at the time of acquisition thereof by such Person, provided that such Liens were not incurred in anticipation of such acquisition;

(vi)	Liens on property or assets of a Person existing at the time it becomes a Subsidiary of such Person, or is liquidated or merged into, or amalgamated or consolidated with, such Person or a Subsidiary of such Person or at the time of the sale, lease or other disposition to such Person or a Subsidiary of such Person of all or substantially all of its properties and assets;

(vii)	any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (vi), inclusive; provided that the principal amount of indebtedness secured thereby after such renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject thereto and any improvements thereon;

(viii)	Liens securing Debt permitted to be incurred under clause (6) under the “Limitation on Debt and Preferred Stock of Subsidiaries” covenant below; provided that any such Lien is limited to the property or assets of the Subsidiary incurring or issuing such Debt and the shares in the capital of, or other ownership interests in, such Subsidiary;

(ix)	Any Lien affecting property subject to a lease entered into as part of a Sale and Leaseback Transaction permitted under clause (ii) of the “Limitation on Sale and Leaseback Transactions” covenant below;

(x)	Liens securing Non-Recourse Debt, the principal amount of which is exchangeable for the securities of or ownership interests in another Person, provided that any such Lien extends to or covers only such securities or ownership interests and the proceeds thereof underlying such Non-Recourse Debt; and

(xi)	Liens securing indebtedness not secured by Liens referred to in the foregoing clauses (i) through (ix) inclusive, in an aggregate principal amount, together with the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to clause (i) of the “Limitation on Sale and Leaseback Transactions” covenant below and any Debt or Preferred Stock incurred or issued pursuant to clause (1) of the “Limitation on Debt and Preferred Stock of Subsidiaries” covenant below, not to exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions

So long as any Debt Securities are outstanding, the Corporation will not, and will not permit any Subsidiary of the Corporation to, enter into any Sale and Leaseback Transaction with any Person (other than the Corporation or a Wholly-Owned Subsidiary of the Corporation) unless the Corporation or such Subsidiary receives fair value for the property sold or transferred as determined by the Board of Directors of the Corporation and either (i) the Attributable Value in respect of all leases relating to Sale and Leaseback Transactions entered into pursuant to this clause (i), together with all indebtedness secured by a Lien pursuant to clause (xi) of the definition of “Permitted Lien” as set forth in the “Limitation on Liens” covenant and Debt and Preferred Stock incurred or issued pursuant to clause (1) of the “Limitation on Debt and Preferred Stock of Subsidiaries” covenant below, does not exceed, as of the date of determination, 15% of Consolidated Net Tangible Assets or (ii) the Corporation or such Subsidiary shall apply, within 180 days of the consummation of such Sale and Leaseback Transaction, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transaction to (a) the redemption, retirement or defeasance of the Debt Securities or other indebtedness of the Corporation or such Subsidiary with a maturity of greater than one year and ranking pari passu with the Debt Securities or (b) the purchase of property substantially similar to the property sold or transferred as determined by the Board of Directors.

Limitation on Debt and Preferred Stock of Subsidiaries

So long as any Debt Securities are outstanding, the Corporation may not permit any Subsidiary to create, issue, assume, guarantee, or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, “incur”) any Debt or issue any Preferred Stock except:

(1)	Debt and Preferred Stock in an aggregate principal or face amount, together with indebtedness secured by a Lien pursuant to clause (xi) of the “Limitation on Liens” covenant and the Attributable Value of any Sale and Leaseback Transactions entered into pursuant to clause (i) of the “Limitation on Sale and Leaseback Transactions” covenant, not to exceed, as of the date of determination, 15% of the Consolidated Net Tangible Assets of the Corporation, excluding any Debt and Preferred Stock described in clauses (2) through (9), inclusive, below;

(2)	Debt and Preferred Stock outstanding on the date of the Trust Indenture after giving effect to the application of the proceeds of the Debt Securities;

(3)	Debt incurred or Preferred Stock issued to and held by the Corporation or a Wholly-Owned Subsidiary of the Corporation (provided that such Debt or Preferred Stock is at all times held by the Corporation or a Wholly-Owned Subsidiary of the Corporation);

(4)	Debt incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of the Corporation, (B) such Person merges into or consolidates or amalgamates with a Subsidiary of the Corporation or (C) another Subsidiary of the Corporation merges into or consolidates or amalgamates with such Person (in a transaction in which such Person becomes a Subsidiary of the Corporation), which Debt or Preferred Stock was not incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

(5)	Purchase Money Obligations;

(6)	Debt or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (2), (4) and (5) above (or any extension or renewal thereof), in an aggregate principal amount, in the case of Debt, or liquidation preference, in the case of Preferred Stock, not to exceed the principal amount or liquidation preference of the Debt or Preferred Stock, respectively, so exchanged, refinanced or refunded, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt or Preferred Stock so exchanged, refinanced or refunded or the amount of any premium reasonably determined by the Corporation as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, and plus the amount of expenses of the Corporation and the Subsidiary incurred in connection with such refinancing;

(7)	Non-Recourse Debt or Preferred Stock which is either (A) incurred or issued by a non-wholly-owned Subsidiary of the Corporation that is itself a public company (or by a Subsidiary of such a Subsidiary), or (B) incurred or issued by a Subsidiary of the Corporation that does not own or operate, directly or indirectly, a Cable Television System;

(8)	Non-Recourse Debt which is exchangeable for the securities of or ownership interests in another Person in satisfaction of the principal amount thereof; and

(9)	Debt incurred under a Permitted Subsidiary Guarantee.

Consolidation, Amalgamation, Merger and Sale of Assets

The Corporation may not consolidate or amalgamate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, unless the Person formed by such consolidation or amalgamation or into which the Corporation is merged or the Person which shall have acquired or leased all such properties or assets (1) shall be a corporation, partnership or trust organized and existing under the laws of Canada or any province or territory thereof or the United States, any state thereof or the District of Columbia, and shall expressly assume the Corporation’s obligations for the due and punctual payment of the principal of and premium, if any, and interest on the Debt Securities and the performance and observance of every covenant of the Trust Indenture on the part of the Corporation to be performed and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

If, as a result of any such transaction, any properties or assets of the Corporation or any Subsidiary of the Corporation become subject to a Lien, then, unless such Lien could be created, incurred or assumed pursuant to the Trust Indenture provisions described under the “Limitation on Liens” covenant above without equally and rateably securing the Debt Securities, the Corporation, simultaneously with or prior to such transaction, will cause the Debt Securities to be secured equally and rateably with or prior to the indebtedness secured by such Lien for so long as such indebtedness is secured thereby.

Payment of Additional Amounts

All payments made by or on behalf of the Corporation under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any other Governmental Authority therein or thereof having power to tax (“Canadian Taxes”) unless the Corporation is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant Governmental Authority. If the Corporation is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, the Corporation will pay as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of Debt Securities after such withholding or deduction (including with respect to Additional Amounts) will not be less than the amount the Holder of Debt Securities would have received if such Canadian Taxes had not been withheld or deducted (a similar indemnity will also be provided to Holders of Debt Securities that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder of Debt Securities (an “Excluded Holder”) in respect of the beneficial owner thereof (i) with which the Corporation does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment, (ii) which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes or (iii) which is subject to such Canadian Taxes by reason of its carrying on business in or being connected in any way with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities or the receipt of payment thereunder. The Corporation will make such withholding or deduction and remit the full amount deducted or withheld to the relevant Governmental Authority as and when required in accordance with applicable law. The Corporation will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Corporation to withhold, deduct and remit to the relevant Governmental Authority on a timely basis the full amounts required in accordance with applicable law. The Corporation will furnish to the Holders of the Debt Securities, other than an Excluded Holder, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Corporation.

The foregoing obligations shall survive any termination, defeasance or discharge of the Trust Indenture.

Events of Default

The following are summaries of Events of Default under the Trust Indenture with respect to the Debt Securities: (a) default in the payment of the principal of (or premium, if any, on) any Debt Security at its Stated Maturity; (b) default in the payment of any interest (including Additional Amounts) on any Debt Security when it becomes due and payable, and continuance of such default for a period of 30 days; (c) default in the performance, or breach, of any covenant or warranty of the Corporation in the Trust Indenture in respect of the Debt Securities (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in the Trust Indenture), and continuance of such default or breach for a period of 60 days after written notice thereof to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of all such affected series then Outstanding (voting as one class); (d) failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, (i) indebtedness for borrowed money of the Corporation, or (ii) indebtedness for borrowed money (other than Non-Recourse Debt permitted clause (6) of the “Limitation and Debt and Preferred Stock of Subsidiaries” covenant above) of any Subsidiary of the Corporation which is a “major subsidiary” (as such term is defined in National Instrument 55-101 of the Canadian Securities Administrators), in either case having an aggregate principal amount outstanding in excess of $75 million; and (e) certain events in bankruptcy, insolvency or reorganization affecting the Corporation.

If an Event of Default occurs and is continuing with respect to the Debt Securities, then and in every such case, the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) may declare the entire principal amount of all Debt Securities and all interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any Debt Securities has been made, but before a judgment or decree for payment of the money due has been obtained, the Holders of a majority in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) may, except in certain circumstances, by written notice to the Corporation and the Trustee rescind and annul such acceleration.

The Trust Indenture provides that, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Trust Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Trust Indenture, the Holders of a majority in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities.

No Holder of a Debt Security will have any right to institute any proceeding with respect to the Trust Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such Holder has previously given to, or received from, the Trustee written notice of a continuing Event of Default with respect to the Debt Securities, (b) the Holders of at least 25% in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) have made a written request to the Trustee, and such Holder or Holders have offered reasonable indemnity to the Trustee, to institute such proceeding as trustee, and (c) the Trustee has failed to institute such proceeding and has not received from the Holders of a majority in aggregate principal amount of the Debt Securities of all affected series then Outstanding (voting as one class) a direction inconsistent with such request within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by the Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

The Corporation will be required to furnish to the Trustee annually a statement by certain of its offers as to whether or not the Corporation, to the best of their knowledge, is in compliance with all conditions and covenants of the Trust Indenture and, if not, specifying all such known defaults.

Defeasance

The Trust Indenture provides that, at the option of the Corporation, the Corporation will be discharged from any and all obligations in respect of the Debt Securities of any series then Outstanding (except with respect to the authentication, transfer, exchange or replacement of Debt Securities or the maintenance of a Place of Payment and certain other obligations set forth in the Trust Indenture) upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, on such Outstanding Debt Securities (“Defeasance”). Such trust may only be established if among other things (a) the Corporation has delivered to the Trustee an Opinion of Counsel in the United States (who may be independent counsel for the Corporation) stating that (i) the Corporation has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of the Trust Indenture, there has been a change or clarification in the applicable United States federal income tax law, in either case to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (b) the Corporation has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of the Debt Securities of that series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Debt Securities include Holders who are not resident in Canada); (c) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing; (d) the Corporation is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (e) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and (f) other customary conditions precedent are satisfied. The Corporation may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if the Corporation meets the conditions described in the preceding sentence at the time the Corporation exercises the Defeasance option.

The Trust Indenture provides that, at the option of the Corporation, unless and until the Corporation has exercised its Defeasance option described in the preceding paragraph, the Corporation may omit to comply with the “Limitation on Liens”, “Limitation on Sale and Leaseback Transaction” and “Limitation on Debt and Preferred Stock of Subsidiaries” covenants and certain other covenants and such omission shall not be deemed to be an Event of Default under the Trust Indenture with respect to that series of Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or Government Obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, on such Outstanding Debt Securities (“Covenant Defeasance”). If the Corporation exercises its Covenant Defeasance option, the obligations under the Trust Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (a) the Corporation has delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (b) the Corporation has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of such Outstanding Debt Securities include Holders who are not resident in Canada); (c) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing; (d) the Corporation is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (e) the Corporation has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended; and (f) other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Trust Indenture and to the Debt Securities thereunder may be made by the Corporation and the Trustee with the consent of the Holders of a majority of the aggregate principal amount of the Debt Securities of each series Outstanding and affected (voting as one class) or a majority in principal amount of Debt Securities then Outstanding and affected by the modification or amendment voted at a duly constituted meeting at which the Holders of more than 10% in principal amount of Debt Securities thereby affected are present, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Trust Indenture or modify in any manner the rights of the Holders of the Debt Securities of each such affected series; provided however, that no such modification or amendment may, without the consent of the Holder of all Debt Securities then Outstanding and affected thereby or the consent of 100% of the principal amount of the Holders of Debt Securities affected thereby voted at a duly constituted meeting, (a) change the Stated Maturity of the principal of, or any instalment of interest, on such Debt Securities, (b) reduce the principal amount of, or the premium, if any, or interest, on such Debt Securities, (c) reduce the amount of principal of such Debt Securities payable upon acceleration of the Stated Maturity thereof, (d) change the Place of Payment for such Debt Securities, (e) change the currency or currency unit of payment of principal of (or premium, if any), or interest on, such Debt Securities, (f) impair the right to institute suit for the enforcement of any payment on or with respect to such Debt Securities, (g) reduce the percentage of principal amount of Debt Securities of the affected series then Outstanding, the consent of the Holders of which is required for modification or amendment of the Trust Indenture or for waiver of compliance with certain provisions of the Trust Indenture or for waiver of certain defaults or (h) modify any provisions of the Trust Indenture relating to the modification and amendment of the Trust Indenture or the waiver of past defaults or covenants except as otherwise specified in the Trust Indenture. The Trust Indenture or the Debt Securities may be amended or supplemented, without the consent of any Holder of Debt Securities, to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any Holders of Debt Securities.

The Holders of a majority in aggregate principal amount of the Debt Securities of all series at the time Outstanding (voting as one class) or a majority in principal amount of Debt Securities then Outstanding and affected by the waiver voted at a duly constituted meeting at which the Holders of more than 10% in principal amount of Debt Securities affected thereby are present, may on behalf of the Holders of all affected Debt Securities waive compliance by the Corporation with certain restrictive provisions of the Trust Indenture. The Holders of a majority in aggregate principal amount of Debt Securities of all series at the time Outstanding with respect to which a default or breach of an Event of Default shall have occurred and be continuing (voting as one class) or a majority in principal amount of Debt Securities then Outstanding and affected by the waiver voted at a duly constituted meeting at which the Holders of more than 10% in principal amount of Debt Securities affected thereby are present may, on behalf of the Holders of all such affected Debt Securities, waive any past default or breach or Event of Default and its consequences under the Trust Indenture, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any Debt Security or in respect of a provision which under the Trust Indenture cannot be modified or amended without the consent of the Holder of each Debt Security affected or the consent of 100% of the principal amount of the Holders of Debt Securities then Outstanding and affected thereby voted at a duly constituted meeting.

Governing Law

The Trust Indenture is, and the Debt Securities will be, governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Consent to Jurisdiction and Service

Under the Trust Indenture, the Corporation has appointed CT Corporation System as its authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the Trust Indenture for actions brought under United States federal or state securities laws in any federal or state court located in the City of New York, and has submitted to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments in the United States

Since substantially all of the assets of the Corporation, as well as the assets of a number of the directors and officers of the Corporation, are located outside of the United States, any judgment obtained in the United States against the

Corporation or certain of the directors or officers thereof, including judgments with respect to the payment of principal and interest on the Debt Securities, may not be collectible within the United States.

The Corporation has been informed by its Canadian counsel, Fraser Milner Casgrain LLP, that the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final and conclusive judgment in personam of any federal or state court located in the State of New York (a “New York Court”) against the Corporation, which judgment is subsisting and unsatisfied for a sum certain with respect to the enforceability of the Trust Indenture and the Notes that is not impeachable as void or voidable under the internal laws of the State of New York if (i) the New York Court rendering such judgment had a real and substantial connection to the subject matter of the litigation or the judgment debtor, as recognized by the courts of the Province of Alberta (and submission by the Corporation in the Trust Indenture to the jurisdiction of the New York Court will be sufficient for that purpose with respect to the Debt Securities); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of Alberta, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (iii) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights including bankruptcy, reorganization, winding up, moratorium and similar laws and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws in the Province of Alberta; (iv) no new admissible evidence relevant to the action or new right or defence is discovered prior to the rendering of judgment by the court in the Province of Alberta; (v) interest payable on the Debt Securities is not characterized by a court in the Province of Alberta as interest payable at a criminal rate within the meaning of section 347 of the Criminal Code (Canada); and (vi) the action to enforce such judgment is commenced within the appropriate limitation period; except that, under the Currency Act (Canada), any court in the Province of Alberta may only give judgment in Canadian dollars; and under the laws of Alberta, the appropriate date for such conversion when the action is on a foreign judgment may be other than the date of payment of the judgment. The Corporation has been advised by such Canadian counsel that there is doubt as to the enforceability in Canada by a court in original actions, or in motions to enforce judgments of the United States courts, of civil liabilities predicated solely upon the United States federal securities laws.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Trust Indenture. Reference is made to the Trust Indenture for the full definition of all such terms.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with Canadian GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges.

“Cable Television System” means the business of carrying on a licensed cable distribution undertaking under the Broadcasting Act (Canada).

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Canadian GAAP and which has a term of at least 12 months. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of corporate stock of such Person.

“Consolidated Net Tangible Assets” means the total amount of assets of any Person on a consolidated basis, after deducting therefrom (i) all current liabilities (excluding any Debt classified as a current liability), (ii) all goodwill, tradenames, trademarks, patents, unamortized debt discounts and financing costs and all other like intangible assets (excluding any broadcast or spectrum licenses or permits in respect of Cable Television Systems, direct-to-home services, satellite services, telephony services or wireless telephony services) and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of the Subsidiaries of such Person, all as set forth in the most recent consolidated balance sheet of such Person prepared in accordance with Canadian GAAP (but, in any event, as of a date within 150 days of the date of determination).

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, (vii) every payment obligation under interest rate or currency protection agreements of such Person payment of which could not be considered as interest in accordance with Canadian GAAP, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Debt Securities.

“Governmental Authority” means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such province, territory or state of such country.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have the meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment for security, deposit arrangement, security interest, lien, charge or other security agreement or encumbrance of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any lease of property or assets for a term of more than 12 months).

“Non-Recourse Debt” means Debt (a) for which none of the Corporation or any Subsidiary of the Corporation which owns or operates, directly or indirectly, a Cable Television System, is directly or indirectly liable, unless (i) such liability is expressly subordinated in right of payment to the prior payment of all principal of and interest on the Debt Securities, or (ii) such liability may be satisfied, at the option of the Corporation, by the issuance of Capital Stock which is not Disqualified Stock, and (b) no default with respect to any such Debt would permit the holder of any other Debt of the

Corporation or any Subsidiary of the Corporation which owns or operates, directly or indirectly, a Cable Television System to accelerate the maturity of such other Debt.

“Permitted Subsidiary Guarantee” means a Guarantee given by a Subsidiary in favour of holders of Debt, provided that (i) such Debt is permitted to be incurred hereunder and (ii) contemporaneously with entering into any such Permitted Subsidiary Guarantee, such Subsidiary also enters into a Guarantee for the benefit of all holders of Debt Securities and the Trustee (the “Qualifying Guarantee”) which Qualifying Guarantee shall rank pari passu with the Permitted Subsidiary Guarantee and shall apply to all of the obligations outstanding under the Debt Securities and the Trust Indenture from time to time. Any such Qualifying Guarantee may also provide that it shall be released if at any time (i) the Permitted Subsidiary Guarantee has been released, or (ii) the guarantor ceases to be a Subsidiary of the Corporation, unless in either case a Default or an Event of Default has occurred and is continuing at such time.

“Person” means any natural person, corporation, firm, partnership, joint venture or other unincorporated association, trust, government or Governmental Authority.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior to, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person and shall be valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.

“Purchase Money Obligations” means any monetary obligations (including a Capital Lease Obligation and rental obligations under any other lease for a term of more than 12 months) created, assumed or incurred prior to, at any time of, or within 12 months after, the acquisition (including by way of lease), construction or improvement of any real or tangible personal property, for the purpose of financing all or any part of the purchase price or lease payments in respect thereof; provided that the principal amount of such obligation may not exceed the unpaid portion of the purchase price or lease payments, as applicable, and further provided that any Lien given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and improvements, if any, thereto or erected or constructed thereon and the proceeds thereof.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 12 months after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Stated Maturity” shall mean, with respect to any principal of or accrued interest on a Debt Security, the fixed date or dates specified in the related Series Supplement on which such principal or interest is due and payable.

“Subsidiary” of any Person means a Person more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Registered Global Debt Securities

The registered Debt Securities of a particular series may be issued in the form of one or more Registered Global Debt Securities which will be registered in the name of and be deposited with a Depository, or its nominee, each of which will be identified in the Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for Debt

Securities in definitive registered form, a Registered Global Debt Security may not be transferred except as a whole by the Depository for a Registered Global Debt Security to a nominee of that Depository, by a nominee of that Depository to that Depository or another nominee of that Depository or by that Depository or any nominee of that Depository to a successor of that Depository or a nominee of a successor of that Depository.

The specific terms of the depository arrangement with respect to any portion of a particular series of Debt Securities to be represented by a Registered Global Debt Security will be described in the Prospectus Supplement relating to that series. Shaw anticipates that the following provisions will apply to all depository arrangements.

Upon the issuance of a Registered Global Debt Security, the Depository therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by that Registered Global Debt Security to the accounts of those persons having accounts with that Depository or its nominee (“participants”) as shall be designated by the underwriters, investment dealers or agents participating in the distribution of those Debt Securities or by Shaw if those Debt Securities are offered and sold directly by Shaw. Ownership of beneficial interests in a Registered Global Debt Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Registered Global Debt Security will be shown on, and the transfer of the ownership of those beneficial interests will be effected only through, records maintained by the Depository therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States require certain purchasers of securities to take physical delivery thereof in definitive form. These depository arrangements and these laws may impair the ability to transfer beneficial interests in a Registered Global Debt Security.

So long as the Depository for a Registered Global Debt Security or its nominee is the registered owner thereof, that Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by that Registered Global Debt Security for all purposes under the Trust Indenture. Except as provided below, owners of beneficial interests in a Registered Global Debt Security will not be entitled to have Debt Securities of the series represented by that Registered Global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of that series in definitive form and will not be considered the owners or holders of those Debt Securities under the Trust Indenture.

Principal, premium, if any, and interest payments on a Registered Global Debt Security registered in the name of a Depository or its nominee will be made to that Depository or nominee, as the case may be, as the registered owner of that Registered Global Debt Security. None of Shaw, the Trustee or any paying agent for Debt Securities of the series represented by that Registered Global Debt Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in that Registered Global Debt Security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Shaw expects that the Depository for a Registered Global Debt Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Registered Global Debt Security as shown on the records of that Depository or its nominee. Shaw also expects that payments by participants to owners of beneficial interests in that Registered Global Debt Security held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of those participants.

If the Depository for a Registered Global Debt Security representing Debt Securities of a particular series is at any time unwilling or unable to continue as Depository, or if the Depository is no longer eligible to continue as Depository, and a successor Depository is not appointed by Shaw within 90 days, or if an Event of Default described in clauses (a) or (b) of the first sentence under “Events of Default” with respect to a particular series of Debt Securities has occurred and is continuing, Shaw will issue registered Debt Securities of that series in definitive form in exchange for that Registered Global Debt Security. In addition, Shaw may at any time and in its sole discretion determine not to have the Debt Securities of a particular series represented by one or more Registered Global Debt Securities and, in that event, will issue registered Debt Securities of that series in definitive form in exchange for all of the Registered Global Debt Securities representing the Debt Securities of that series.

DESCRIPTION OF EQUITY SECURITIES

This section describes the terms of the Equity Securities.

General

The following sets forth the terms and provisions of the existing share capital of the Corporation. The particular terms and provisions of the Equity Securities offered by a Prospectus Supplement and the extent to which these general terms and provisions apply will be described in such Prospectus Supplement. The authorized share capital of Shaw consists of a limited number of Class A Participating Shares (the “Class A Shares”) which are voting, an unlimited number of Class B Non-Voting Participating Shares (the “Class B Non-Voting Shares”, and together with the Class A Shares, the “Shaw Shares”), an unlimited number of Class 1 preferred shares (the “Class 1 Preferred Shares”), issuable in series and an unlimited number of Class 2 preferred shares (the “Class 2 Preferred Shares”), issuable in series. As at November 30, 2008, there were 22,550,064 Class A Shares, 404,650,294 Class B Non-Voting Shares and no preferred shares outstanding.

Note that the description of specific terms and provisions of any Class 1 Preferred Shares or Class 2 Preferred Shares in a Prospectus Supplement will supplement and may modify or replace the terms and provisions described in this section. If there are differences between a Prospectus Supplement and this Prospectus, the Prospectus Supplement will govern.

Class A Shares and Class B Non-Voting Shares

Authorized Number of Class A Shares

The authorized number of Class A Shares is limited to the lesser of that number of such shares (i) currently issued and outstanding; and (ii) that may be outstanding after any conversion of Class A Shares into Class B Non-Voting Shares (subject to certain conversion rights as described below under the heading “Conversion Privilege”).

Voting Rights

The holders of Class A Shares are entitled to one vote per share at all meetings of shareholders. The holders of Class B Non-Voting Shares are entitled to receive notice of, to attend, and to speak at all meetings of shareholders but are not entitled to vote thereat except as required by law and except upon any resolution to authorize the liquidation, dissolution and winding-up of Shaw or the distribution of assets among the shareholders of Shaw for the purpose of winding up its affairs, in which event each holder of Class B Non-Voting Shares will be entitled to one vote per share.

Dividends

In general, subject to the rights of any preferred shares outstanding from time to time, holders of Class A Shares and Class B Non-Voting Shares are entitled to receive such dividends as the Board of Directors determines to declare on a share-for-share basis, as and when any such dividends are declared or paid, except that, during each Dividend Period (as defined below), the dividends (other than stock dividends) declared and paid on the Class A Shares will always be $0.0025 per share per annum less than the dividends declared and paid in such Dividend Period to holders of the Class B Non-Voting Shares, subject to proportionate adjustment in the event of any future consolidations or subdivisions of Shaw Shares and in the event of any issue of Shaw Shares by way of stock dividends. A “Dividend Period” is defined as the fiscal year of Shaw or such other period, not to exceed one year, in respect of which the directors of Shaw have announced a current policy to declare and pay, or set aside for payment, regular dividends on the Shaw Shares.

Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of Shaw or other distribution of assets of Shaw for the purpose of winding up its affairs, all property and assets of Shaw available for distribution to the holders of Shaw Shares will be paid or distributed equally, share for share, to the holders of Shaw Shares without preference or distinction.

Conversion Privilege

Any holder of Class A Shares may, at any time or from time to time, convert any or all Class A Shares held by such holder into Class B Non-Voting Shares on the basis of one Class B Non-Voting Share for each Class A Share so converted.

Subject to certain exceptions described below, if an Exclusionary Offer is made, any holder of Class B Non-Voting Shares may, at any time or from time to time during a Conversion Period, convert any or all of the Class B Non-Voting Shares held by such holder into Class A Shares on the basis of one Class A Share for each Class B Non-Voting Share so converted. For the purpose of this paragraph, the following terms have the following meanings:

(a)	“Class A Offeror” means a person or company that makes an offer to purchase Class A Shares (the “bidder”), and includes any associate or affiliate of the bidder or any person or company that is disclosed in the offering document to be acting jointly or in concert with the bidder;

(b)	“Conversion Period” means the period of time commencing on the eighth day after the Offer Date and terminating on the Expiry Date;

(c)	“Exclusionary Offer” means an offer to purchase Class A Shares that:

(i)	must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class A Shares are listed, be made to all or substantially all holders of Class A Shares who are residents of a province of Canada to which the requirement applies; and

(ii)	is not made concurrently with an offer to purchase Class B Non-Voting Shares that is identical to the offer to purchase Class A Shares in terms of price per share and percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the Class A Offeror, and in all other material respects (except with respect to the conditions that may be attached to the offer for Class A Shares), and that has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for Class A Shares, and for the purposes of this definition if an offer to purchase Class A Shares is not an Exclusionary Offer as defined above but would be an Exclusionary Offer if it were not for this sub-clause (ii), the varying of any term of such offer shall be deemed to constitute the making of a new offer unless an identical variation concurrently is made to the corresponding offer to purchase Class B Non-Voting Shares;

(d)	“Expiry Date” means the last date upon which holders of Class A Shares may accept an Exclusionary Offer;

(e)	“Offer Date” means the date on which an Exclusionary Offer is made; and

(f)	“Transfer Agent” means the transfer agent for the time being of the Class A Shares.

Subject to certain exceptions, the foregoing conversion right shall not come into effect if:

(a)	prior to the time at which the offer is made there is delivered to the Transfer Agent and to the Secretary of Shaw a certificate or certificates signed by or on behalf of one or more shareholders of Shaw owning in the aggregate, as at the time the Exclusionary Offer is made, more than 50% of the then outstanding Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Class A Offeror, which certificate or certificates shall confirm, in the case of each such shareholder, that such shareholder shall not:

(i)	tender any shares in acceptance of any Exclusionary Offer without giving the Transfer Agent and the Secretary of Shaw written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date;

(ii)	make any Exclusionary Offer;

(iii)	act jointly or in concert with any person or company that makes any Exclusionary Offer; or

(iv)	transfer any Class A Shares, directly or indirectly, during the time at which any Exclusionary Offer is outstanding without giving the Transfer Agent and the Secretary of Shaw written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Shares transferred or to be transferred to each transferee; or

(b)	as of the end of the seventh day after the Offer Date there has been delivered to the Transfer Agent and to the Secretary of Shaw a certificate or certificates signed by or on behalf of one or more shareholders of Shaw owning in the aggregate more than 50% of the then outstanding Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Class A Offeror, which certificate or certificates shall confirm, in the case of each such shareholder:

(i)	the number of Class A Shares owned by the shareholder;

(ii)	that such shareholder is not making the offer and is not an associate or affiliate of, or acting jointly or in concert with, the person or company making the offer;

(iii)	that such shareholder shall not tender any shares in acceptance of the offer, including any varied form of the offer, without giving the Transfer Agent and the Secretary of Shaw written notice of such acceptance or intended acceptance at least seven days prior to the Expiry Date; and

(iv)	that such shareholder shall not transfer any Class A Shares, directly or indirectly, prior to the Expiry Date without giving the Transfer Agent and the Secretary of Shaw written notice of such transfer or intended transfer at least seven days prior to the Expiry Date, which notice shall state, if known to the transferor, the names of the transferees and the number of Class A Shares transferred or to be transferred to each transferee; or

(c)	as of the end of the seventh day after the Offer Date, a combination of certificates that comply with either clause (a) or (b) from shareholders of Shaw owning in the aggregate more than 50% of the then outstanding Class A Shares, exclusive of shares owned immediately prior to the Exclusionary Offer by the Class A Offeror, has been delivered to the Transfer Agent and to the Secretary of Shaw.

Modification

Neither class of Shaw Shares may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of Shaw Shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Offer to Purchase

Shaw may not make an offer to purchase any outstanding Class A Shares unless at the same time it makes an offer to purchase, on the same terms, an equivalent proportion of the outstanding Class B Non-Voting Shares.

Redemption

The Shaw Shares are not redeemable at the option of either Shaw or the holder of any such Shaw Shares.

Class 1 Preferred Shares

The Class 1 Preferred Shares are issuable in one or more series. The Board of Directors may fix from time to time before such issue the number of shares which is to comprise each series then to be issued and the designation, rights, conditions, restrictions and limitations attaching thereto, including, without limiting the generality of the foregoing, the rate of preferential dividends and whether or not such dividends shall be cumulative, the dates of payment thereof, the redemption price and terms and conditions of redemption (including the rights, if any, of the holders of the Class 1 Preferred Shares of such series to require the redemption thereof), conversion rights (if any) and any redemption fund, purchase fund or other provisions to be attached to the Class 1 Preferred Shares of such series.

The shares of each successive series of Class 1 Preferred Shares shall have preference over the Class A Shares and Class B Non-Voting Shares as to dividends of not less than 1/100th of a cent per share, and shall not confer upon the shares of one series a priority over the shares of any other series of the Class 1 Preferred Shares in respect of voting, dividends or return of capital. If any amount of cumulative dividends or any amount payable on return of capital in respect of shares of a series of the Class 1 Preferred Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of Class 1 Preferred Shares in respect of accumulated dividends and return of capital.

Class 2 Preferred Shares

The Class 2 Preferred Shares are issuable in one or more series. From time to time before any such issue, the directors may fix the number of shares which is to comprise each series then to be issued and the designation, rights, conditions, restrictions or limitations attaching thereto, including, without limiting the generality of the foregoing, the rate of preferential dividends, and whether or not the same shall be cumulative, the dates of payment thereof, the redemption price and terms and conditions of redemption (including the rights, if any, of the holders of Class 2 Preferred Shares of such series to require the redemption thereof), conversion rights (if any), and any redemption fund, purchase fund or other provisions to be attached to the Class 2 Preferred Shares of such series.

The shares of each successive series of Class 2 Preferred Shares shall have preference over the Class A Shares and Class B Non-Voting Shares (but shall rank junior to the Class 1 Preferred Shares) as to dividends and shall not confer upon the shares of one series a priority over the shares of any other series of Class 2 Preferred Shares in respect of voting, dividends or return of capital. If any amount of cumulative dividends or any amount payable on return of capital in respect of shares of a series of Class 2 Preferred Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of the Class 2 Preferred Shares in respect of accumulated dividends and return of capital.

Share Constraints

The statutes which govern the provision of broadcasting and telecommunications services by Shaw and its regulated subsidiaries impose restrictions on the ownership of shares of Shaw and its regulated subsidiaries by persons that are not Canadian. In order to ensure that Shaw and its regulated subsidiaries remain eligible or qualified to provide broadcasting and telecommunications services in Canada, the Articles of Shaw require the directors of Shaw to refuse to issue or register the transfer of any Class A Shares to a person that is not a Canadian if such issue or transfer would result in the total number of such shares held by non-Canadians exceeding the maximum number permitted by applicable law. In addition, the directors of Shaw are required to refuse to issue or register the transfer of any Class A Shares to a person in circumstances where such issue or transfer would affect the ability of Shaw and its regulated subsidiaries to obtain, maintain, amend or renew a licence to carry on any business. The Articles of Shaw further provide that if, for whatever reason, the number of Class A Shares held by non-Canadians or other such persons exceeds the maximum number permitted by applicable law or would affect the ability to carry on any licensed business, Shaw may to the extent permitted by corporate or communications statutes sell the Class A Shares held by such non-Canadians or other persons as if it were the owner of such shares. The Articles of Shaw also give the directors of Shaw the right to refuse to issue or register the transfer of shares of any class in the capital of Shaw if (i) the issue or the transfer requires the prior approval of a regulatory authority unless and until such approval has been obtained or (ii) the person to whom the shares are to be issued or transferred has not provided Shaw with such information as the directors may request for the purposes of administering these share transactions.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any warrants for the purchase of Equity Securities (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).

Warrants may be offered separately or together with Equity Securities or Debt Securities, as the case may be. Each series of Warrants will be issued under a separate Warrant agreement to be entered into between Shaw and one or more banks or trust companies acting as Warrant agent. A copy of each applicable Warrant agreement will be filed by Shaw with the securities commission or similar regulatory authority in each of the provinces of Canada after it has been entered into by Shaw and will be available electronically at www.sedar.com.

The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of Shaw and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

Equity Warrants

The Prospectus Supplement relating to the particular Equity Warrants offered thereby will describe the terms of such Equity Warrants, including, where applicable:

(i)	the specific designation and aggregate number of Equity Warrants;

(ii)	the price at which the Equity Warrants will be issued;

(iii)	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

(iv)	the currency or currencies in which the Equity Warrants will be offered;

(v)	the number of Equity Securities that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each Equity Warrant;

(vi)	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

(vii)	the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

(viii)	the minimum or maximum amount of Equity Warrants that may be exercised at any one time;

(ix)	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

(x)	any other material terms of the Equity Warrants.

Debt Warrants

The Prospectus Supplement relating to the particular Debt Warrants offered thereby will describe the terms of such Debt Warrants, including, where applicable:

(i)	the specific designation and aggregate number of Debt Warrants;

(ii)	the price at which the Debt Warrants will be issued;

(iii)	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

(iv)	the currency or currencies in which the Debt Warrants will be offered;

(v)	the aggregate principal amount, price, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of each Debt Warrant;

(vi)	the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

(vii)	the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

(viii)	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

(ix)	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

(x)	any other material terms of the Debt Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

Shaw may issue Share Purchase Contracts, representing contracts obligating holders to purchase from or sell to Shaw, and obligating Shaw to purchase from or sell to the holders, a specified number of Class B Non-Voting Shares or Class 1 Preferred Shares or Class 2 Preferred Shares, as applicable, at a future date or dates. The Prospectus Supplement relating to the particular Share Purchase Contracts offered thereby will describe the terms of such Share Purchase Contracts and, as applicable, the terms of the relevant series of Class 1 Preferred Shares or Class 2 Preferred Shares.

The price per Class B Non-Voting Share, Class 1 Preferred Shares or Class 2 Preferred Shares, as applicable, may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula contained in the Share Purchase Contracts. Shaw may issue Share Purchase Contracts in accordance with applicable laws and in such amounts and in as many distinct series as it determines from time to time.

The applicable Prospectus Supplement may contain, where applicable, the following information about the Share Purchase Contracts issued under it:

•	whether the Share Purchase Contracts obligate the holder to purchase or sell, or both purchase and sell, Class B Non-Voting Shares, Class 1 Preferred Shares or Class 2 Preferred Shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the Share Purchase Contracts are to be prepaid or not;

•	whether the Share Purchase Contracts are to be settled by delivery, or by reference or linkage to the value or performance of the relevant Equity Securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the Share Purchase Contracts; and

•	whether the Share Purchase Contracts will be issued in fully registered or global form.

The preceding description and any description of Share Purchase Contracts in an applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Share Purchase Contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such Share Purchase Contracts.

DESCRIPTION OF UNITS

Shaw may issue Units comprised of one or more of the other Securities described herein in any combination. The Prospectus Supplement relating to the particular Units offered thereby will describe the terms of such Units and, as applicable, the terms of such other Securities.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The Unit agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable Prospectus Supplement may describe:

•	the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.

The preceding description and any description of Units in an applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe the material Canadian federal income tax consequences to investors of purchasing, owning and disposing of Securities, including, in the case of an investor who is not a resident of Canada, whether payments of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the purchase, ownership and disposition of Securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, backup withholding and the foreign tax credit, and any consequences relating to Securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

RISK FACTORS

Prospective purchasers of Securities should consider carefully the risk factors set forth below as well as the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing Securities offered under the applicable Prospectus Supplement.

Further information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus, including the Annual MD&A under the heading “Introduction to the Business — Known Events, Trends, Risks and Uncertainties”, the Annual Information Form under the heading “Description of Shaw’s Business — Risk Factors” and the quarterly MD&A under the heading “Risks and Uncertainties”. See “Where You Can Find More Information”.

Any of those risks, as well as others not known to Shaw and potentially beyond Shaw’s control, could materially adversely affect Shaw’s business, financial condition or results of operations.

No Existing Trading Market

There is currently no market through which the Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares, Warrants, Share Purchase Contracts or Units may be sold and purchasers of such Securities may not be able to resell such Securities. There can be no assurance that an active trading market will develop for the Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares, Warrants, Share Purchase Contracts or Units after an offering or, if developed, that such market will be sustained. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The public offering prices of the Securities, may be determined by negotiation between Shaw and underwriters based on several factors and may bear no relationship to the prices at which such Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Foreign Currency Risks

In addition, Securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign current market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in Securities denominated in currencies other than Canadian dollars. Such Securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Credit Ratings

There is no assurance that a credit rating, if any, assigned to Securities, will remain in effect for any given period of time or that any rating will not be revised or withdrawn entirely by the relevant rating agency. A revised or withdrawal of such rating may have an adverse effect on the market value of such Securities.

Interest Rate Risks

Prevailing interest rates will affect the market price or value of the Securities. The market price or value of the Securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Holding Company Structure

In this section, the term the “Corporation” refers to Shaw Communications Inc. and not to any of its subsidiaries, unless the context otherwise requires.

Substantially all of the Corporation’s business activities are operated by its subsidiaries. As a holding company, the Corporation’s ability to meet its financial obligations depends primarily upon the receipt of interest and principal payments on intercompany advances, management fees, cash dividends and other payments from its subsidiaries together with proceeds raised by the Corporation through the issuance of equity and debt and from the proceeds from the sale of assets. The Corporation’s subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to pay any amount due pursuant to any Securities or to make any funds available therefor, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Corporation by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business and other considerations.

In addition, because the Corporation is a holding company, the Securities are effectively subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation’s subsidiaries, except to the extent the Corporation is a creditor of such subsidiaries. Should any of the Corporation’s subsidiaries be liquidated, restructured or become insolvent, the Corporation’s ability to meet its financial obligations, including its obligations in relation to the Securities, would be affected to the extent that such subsidiaries could no longer make payments to the Corporation. In addition, any right of the Corporation as an equity holder to participate in any distribution of the assets of any of the Corporation’s subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiaries (and the consequent right of the holders of Securities to participate in such distributions) will be subject to the claims of the creditors (including trade creditors) and any preferred shareholders of such subsidiaries.

Control of Shaw by the Shaw Family

JR Shaw and members of his family and corporations owned and/or controlled by JR Shaw and members of his family (the “JR Shaw Group”) currently own approximately 79.8% of the outstanding Class A Shares. The Class A Shares are the only shares of the Corporation entitled to vote in all circumstances. All of the Class A Shares held by the JR Shaw Group are subject to a voting trust agreement entered into by such persons. The voting rights with respect to such Class A Shares are exercised by the representative of a committee of five trustees. Accordingly, the JR Shaw Group is, and as long as it owns a majority of the Class A Shares will continue to be, able to elect a majority of the Board of Directors of the Corporation and to control the vote on matters submitted to a vote of the holders of Class A Shares.

LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement relating to Securities, certain legal matters will be passed upon for the Corporation by Fraser Milner Casgrain LLP, Calgary, Alberta, and by Sherman & Howard LLC, Denver, Colorado. As to all matters of U.S. federal and New York law, Fraser Milner Casgrain LLP may rely upon the opinion of Sherman & Howard LLC.

The partners and associates of Fraser Milner Casgrain LLP and Sherman & Howard LLC as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of the Corporation.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been (or will be) filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part:

•	the documents listed in the third paragraph under “Where You Can Find More Information” in this Prospectus;

•	reconciliation of Canadian GAAP and U.S. GAAP for the audited consolidated balance sheets of Shaw as at August 31, 2008 and 2007 and the statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon;

•	reconciliation of Canadian GAAP and U.S. GAAP (unaudited) for the unaudited consolidated balance sheet of Shaw as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007;

•	consents of independent registered public accounting firm and legal counsel;

•	powers of attorney from directors and officers of Shaw; and

•	the Trust Indenture.

PLAN OF DISTRIBUTION

The Corporation may sell Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. A Prospectus Supplement relating to each issue of Securities offered thereby will identify each underwriter, dealer or agent engaged by Shaw in connection with the sale of such issue and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including to the extent applicable, the proceeds to Shaw and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers.

Underwriters, dealers and agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

In connection with any underwritten offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Each issue of Debt Securities, Class 1 Preferred Shares, Class 2 Preferred Shares, Warrants, Share Purchase Contracts and Units will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a specific issue thereof, such Securities will not be listed on any securities exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in such Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in such Securities or as to the liquidity of the trading market for such Securities. See “Risk Factors”.

EXPERTS

The audited consolidated balance sheets of Shaw as at August 31, 2008 and 2007 and the statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, have been incorporated by reference in this Prospectus and in the U.S. Registration Statement of which this Prospectus forms a part, in reliance upon the reports of Ernst & Young LLP, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS
INDEMNIFICATION
     Section 124 of the Business Corporations Act (Alberta) (“ABCA”), which governs the Registrant, provides that except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or such body corporate, if (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Registrant may, with the approval of the Court of Queen’s Bench of Alberta, indemnify a person referred to above in respect of an action by or on behalf of the Registrant or a body corporate to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or an officer of the Registrant or a body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with such action if he or she fulfills the conditions set out in (a) and (b) above. Despite the foregoing, a person referred to above is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Registrant or a body corporate if the person was substantially successful on the merits in his or her defense of the action or proceeding, fulfills the conditions set out in (a) and (b) above and is fairly and reasonably entitled to indemnity.
     The Board of Directors of the Registrant has enacted a General By-law, as confirmed by the shareholders of the Registrant, which includes provision for the protection of directors and officers and former directors and officers or a person who acts or has acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor and his or her heirs and legal representatives subject to the provisions of the ABCA. The provisions of the General By-law as affected by the ABCA may be summarized as follows:
     (a) subject to the director or officer acting honestly and in good faith with a view to the best interests of the Registrant, such director or officer is indemnified against any loss or damage which may happen in the execution of his or her office in circumstances other than those identified in paragraphs (b) and (c) below;
     (b) except in respect of an action by or on behalf of the Registrant or a body corporate of which the Registrant is or was a shareholder, the Registrant shall indemnify a director or officer from or against any liability in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer, provided such director or officer acted honestly and in good faith with a view to the best interests of the Registrant and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful;
     (c) a director or officer is entitled to indemnification from the Registrant (in certain circumstances, only with the approval of the Court of Queen’s Bench of Alberta) in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party provided such director or officer is substantially successful on the merits in his or her defense of such proceedings, fulfills the conditions set forth in (b) above and is fairly and reasonably entitled to indemnification; and
     (d) the Registrant may purchase and maintain insurance for the benefit of each director and officer against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant or another body corporate except when the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Registrant or such other body corporate as the case may be, and with respect to such other body corporate he or she acts or acted in this capacity as a director or officer at the Registrant’s request.
     As permitted, and for the purposes described in paragraph (d) above, the Registrant has purchased and maintains insurance within such authorization (the “Insurance”). Directors and officers of the Registrant are insured, subject to all the terms, conditions and exclusions of the Insurance, against certain liabilities incurred by them in their capacity as directors and officers of the Registrant and its subsidiaries. The Insurance provides for an annual and aggregate limit for liability and reimbursement of payments of US$50 million. The deductible applicable to reimbursement of the Registrant is US$2.5 million per occurrence for securities claims and US$500,000 per occurrence for other claims. There is no deductible applicable to individual directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit
Number	Description

4.1	Audited consolidated balance sheets of the Registrant as at August 31, 2008 and 2007 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon (filed with the Securities and Exchange Commission on December 1, 2008 as part of Exhibit 1 of a Form 40-F report and incorporated by reference herein).

4.2	Management’s Discussion and Analysis of the financial condition and operations of the Registrant with respect to the year ended August 31, 2008 (filed with the Securities and Exchange Commission on December 1, 2008 as part of Exhibit 1 of a Form 40-F report and incorporated by reference herein).

4.3	Unaudited consolidated balance sheet of the Registrant as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007 (furnished to the Securities and Exchange Commission on January 15, 2009 as part of a Form 6-K report and incorporated by reference herein).

4.4	Management’s Discussion and Analysis of the financial condition and operations of the Registrant with respect to the three months ended November 30, 2008 (furnished to the Securities and Exchange Commission on January 15, 2009 as part of a Form 6-K report and incorporated by reference herein).

4.5	Management proxy information circular dated November 25, 2008 relating to the annual general meeting of shareholders of the Registrant held on January 15, 2009 (furnished to the Securities and Exchange Commission on December 1, 2008 as part of a Form 6-K report and incorporated by reference herein).

4.6	Annual Information Form of the Registrant dated November 25, 2008 (filed with the Securities and Exchange Commission on December 1, 2008 as Exhibit 2 to a Form 40-F report and incorporated by reference herein).

4.7	Audited reconciliation of Canadian and United States Generally Accepted Accounting Principles for audited consolidated balance sheets of the Registrant as at August 31, 2008 and 2007 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon (furnished to the Securities and Exchange Commission on March 2, 2009 on a Form 6-K report and incorporated by reference herein).

4.8	Reconciliation of Canadian and United States Generally Accepted Accounting Principles (unaudited) for unaudited consolidated balance sheet of the Registrant as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007 (furnished to the Securities and Exchange Commission on March 2, 2009 on a Form 6-K report and incorporated by reference herein).

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Fraser Milner Casgrain LLP.*

5.3	Consent of Sherman & Howard L.L.C.*

6.1	Powers of Attorney (included on the signature pages to the Registration Statement).

7.1	Trust Indenture dated February 26, 2007 between the Registrant and Computershare Trust Company of Canada (the form of which was filed with the Securities and Exchange Commission on February 16, 2007 as Exhibit 7.1 to an F 10/A registration statement and incorporated by reference herein).

*	To be filed by amendment.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking
     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process
(a)	Concurrently with the filing of this Registration Statement, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Concurrently with the filing of this Registration Statement, Computershare Trust Company of Canada, as sole trustee, has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(c)	Any change to the name or address of the agent for service of the Registrant or Computershare Trust Company of Canada shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 2nd day of March, 2009.

SHAW COMMUNICATIONS INC.
By:	/s/ JR Shaw
	Name:	JR Shaw
	Title:	Executive Chair

By:	/s/ Steve Wilson
	Name:	Steve Wilson
	Title:	Senior Vice President and Chief Financial Officer

POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints each of JR Shaw, Jim Shaw, Peter J. Bissonnette, and Steve Wilson his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JR Shaw JR Shaw	Executive Chair and Director	March 2, 2009

/s/ Jim Shaw Jim Shaw	Chief Executive Officer, Vice Chair and Director (Principal Executive Officer)	March 2, 2009

/s/ Steve Wilson Steve Wilson	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2009

/s/ Peter Bissonnette Peter Bissonnette	President and Director	March 2, 2009

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Signature	Title	Date

/s/ Adrian Burns Adrian Burns	Director	March 2, 2009

Director
George F. Galbraith

Director
Lynda Haverstock

/s/ Gregory John Keating Gregory John Keating	Director	February 25, 2009

/s/ Michael W. O’Brien Michael W. O’Brien	Director	March 2, 2009

/s/ Paul K. Pew Paul K. Pew	Director	March 2, 2009

Harold A. Roozen	Director

/s/ Jeffrey C. Royer Jeffrey C. Royer	Director	February 18, 2009

/s/ Bradley S. Shaw Bradley S. Shaw	Director	March 2, 2009

/s/ JC Sparkman JC Sparkman	Director	March 2, 2009

/s/ Carl E. Vogel Carl E. Vogel	Director	March 2, 2009

Sheila Weatherill	Director

Willard H. Yuill	Director

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AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement in the capacity of the duly authorized representative of Shaw Communications Inc. in the United States, in the City of Englewood, State of Colorado, on the 2nd day of March, 2009.

SHAW COMMUNICATIONS INC. (Authorized Representative)
By:	/s/ JC Sparkman
	Name:	JC Sparkman
	Title:	Director

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INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Audited consolidated balance sheets of the Registrant as at August 31, 2008 and 2007 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon (filed with the Securities and Exchange Commission on December 1, 2008 as part of Exhibit 1 of a Form 40-F report and incorporated by reference herein).

4.2	Management’s Discussion and Analysis of the financial condition and operations of the Registrant with respect to the year ended August 31, 2008 (filed with the Securities and Exchange Commission on December 1, 2008 as part of Exhibit 1 of a Form 40-F report and incorporated by reference herein).

4.3	Unaudited consolidated balance sheet of the Registrant as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007 (furnished to the Securities and Exchange Commission on January 15, 2009 as part of a Form 6-K report and incorporated by reference herein).

4.4	Management’s Discussion and Analysis of the financial condition and operations of the Registrant with respect to the three months ended November 30, 2008 (furnished to the Securities and Exchange Commission on January 15, 2009 as part of a Form 6-K report and incorporated by reference herein).

4.5	Management proxy information circular dated November 25, 2008 relating to the annual general meeting of shareholders of the Registrant held on January 15, 2009 (furnished to the Securities and Exchange Commission on December 1, 2008 as part of a Form 6-K report and incorporated by reference herein).

4.6	Annual Information Form of the Registrant dated November 25, 2008 (filed with the Securities and Exchange Commission on December 1, 2008 as Exhibit 2 to a Form 40-F report and incorporated by reference herein).

4.7	Audited reconciliation of Canadian and United States Generally Accepted Accounting Principles for audited consolidated balance sheets of the Registrant as at August 31, 2008 and 2007 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the years ended August 31, 2008, 2007 and 2006, together with the notes thereto and the auditors’ report thereon (furnished to the Securities and Exchange Commission on March 2, 2009 on a Form 6-K report and incorporated by reference herein).

4.8	Reconciliation of Canadian and United States Generally Accepted Accounting Principles (unaudited) for unaudited consolidated balance sheet of the Registrant as at November 30, 2008 and statements of income and retained earnings (deficit), statements of comprehensive income and accumulated other comprehensive income (loss), and statements of cash flows for the three months ended November 30, 2008 and 2007 (furnished to the Securities and Exchange Commission on March 2, 2009 on a Form 6-K report and incorporated by reference herein).

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Fraser Milner Casgrain LLP.*

5.3	Consent of Sherman & Howard L.L.C.*

6.1	Powers of Attorney (included on the signature pages to the Registration Statement).

7.1	Trust Indenture dated February 26, 2007 between the Registrant and Computershare Trust Company of Canada (the form of which was filed with the Securities and Exchange Commission on February 16, 2007 as Exhibit 7.1 to an F 10/A registration statement and incorporated by reference herein).

*	To be filed by amendment.

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